PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
EX-99.2

CRYSTAL INTERNATIONAL TRAVEL GROUP, INC.
(Formerly Mobile Reach International, Inc.)
INDEX TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
AS OF APRIL 30, 2006, AND THE THREE AND NINE MONTHS
ENDED APRIL 30, 2006

INTRODUCTION TO PRO-FORMA CONSOLIDATED STATEMENTS
The following unaudited pro-forma consolidated balance sheet, pro-forma income statements and the explanatory notes give effect to the acquisition of Mobile Reach International, Inc. (MRI) by Crystal Hospitality Holdings, Inc (“Crystal”) transaction resulted in the former shareholders of Crystal owning the majority shares of MRI, the transaction, which is referred to as a “reverse acquisition”, has been treated for accounting purposes as an acquisition by Crystal of the net assets and liabilities of MRI.

The pro-forma consolidated balance sheet, pro-forma consolidated income statements and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes.
This pro-forma consolidated balance sheet and pro-forma consolidated income statements have been prepared utilizing the historical financial statements of Mobile Reach International, Inc. and Crystal Hospitality Holdings, Inc. and should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this filing.

The pro-forma consolidated income statements have been prepared as if acquisitions had been consummated on August 1, 2005 under the purchase method of accounting and carried through to April 30, 2006.
The pro-forma consolidated balance sheet has been prepared as if the acquisition was consummated on April 30, 2006.

This pro-forma consolidated financial data is provided for comparative purposes only, and does not purport to be indicative of the actual financial position or results of operations had the acquisition occurred at the beginning of the periods presented, nor are they necessarily indicative of the results of future operations.

CRYSTAL INTERNATIONAL TRAVEL GROUP, INC.
(Formerly Mobile Reach International, Inc.)
BALANCE SHEET
APRIL 30, 2006

	Mobile Reach International, Inc.	Crystal Hospitality Holdings, Inc.	Pro-Forma Adjustments		Pro-Forma
ASSETS
CURRENT ASSETS
Cash	$292	$3,703	$-		$3,995
Accounts receivable – related party	-	23,111	(23,111)	1	-
Prepaid expenses and other current assets	-	50,000	-		50,000

Total current assets	292	76,81	(23,111)		53,995

INTANGIBLE ASSETS - net of amortization	-	4,896,666	-		4,896,666

	$292	$4,973,480	$(23,111)		$4,950,661

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$403,403	$122,285	$-		$525,688
Notes payable – related parties	23,111	264,456	(23,111)	1	264,456
Current portion long-term debt	54,211	-	-		54,211
Accrued expenses	712,297	478,739	-		1,191,036

Total current liabilities	1,193,022	865,480	(23,111)		2,035,391

LONG TERM DEBT	1,373,347	5,021,307	-		6,394,654

COMMITMENTS AND CONTINGENCIES	-	-	-		-

STOCKHOLDERS' EQUITY
Common stock	6,717,627	23,012	(6,717,627)	2	23,012
Accumulated deficit	(9,283,704)	(936,319)	6,717,627	2	(3,502,396)

	(2,566,077)	(913,307)	-		(3,479,384)

	$292	$4,973,480	$(23,111)		$4,950,661

CRYSTAL INTERNATIONAL TRAVEL GROUP, INC.
(Formerly Mobile Reach International, Inc.)
STATEMENT OF INCOME
FOR THE THREE MONTHS FROM February 1, 2006 TO APRIL 30, 2006

	Mobile Reach International, Inc.	Crystal Hospitality Holdings, Inc.	Pro-Forma Adjustments	Pro-Forma

REVENUES:
Gross receipts	$41,938	$-	$-	$41,938
	41,938	-	-	41,938

COST AND EXPENSES:
Cost of sales	11,895	152,620	-	164,515
General and administrative expenses	151,737	212,415	-	364,152

	163,632	365,035	-	528,667

OPERATING LOSS	(121,694)	(365,035)	-	(486,729)

OTHER INCOME (EXPENSES):
Other income	1,233	-	-	1,233
Depreciation & amortization	-	(125,000)		(125,000)
Interest expense	(18,015)	(47,530)	-	(65,545)
Loss on disposal of assets	(7,669)	-	-	(7,669)
Liabilities in excess of assets	-	-	-	-

	(24,451)	(172,530)	-	(196,981)

NET LOSS	$(146,145)	$(537,565)	$-	$(683,710)

NUMBER OF SHARES				11,454,229

LOSS PER SHARE				$(0.06)

CRYSTAL INTERNATIONAL TRAVEL GROUP, INC.
(Formerly Mobile Reach International, Inc.)
STATEMENT OF INCOME
FOR THE NINE MONTHS FROM AUGUST 1, 2006 TO APRIL 30, 2006

	Mobile Reach International, Inc.	Crystal Hospitality Holdings, Inc.	Pro-Forma Adjustments		Pro-Forma

REVENUES:
Gross receipts	$374,426	$-	$-		$374,426
	374,426	-	-		374,426

COST AND EXPENSES:
Cost of sales	57,917	152,620	-		210,537
General and administrative expenses	734,362	611,792	-		1,346,154

	792,279	764,412	-		1,556,691

OPERATING LOSS	(417,853)	(764,412)	-		(1,182,265)

OTHER INCOME (EXPENSES):
Other income	1,233	-	-		1,233
Depreciation & amortization	(10,858)	(125,000)			(135,858)
Interest expense	(84,749)	(47,530)	-		(132,279)
Loss on disposal of assets	(10,769)	-	-		(10,769)
Liabilities in excess of assets	-	-	(2,042,458)	2	(2,042,458)

	(105,143)	(172,530)	(2,042,458)		(2,320,131)

NET LOSS	$(522,996)	$(936,942)	$(2,042,458)		$(3,502,396)

NUMBER OF SHARES					11,502,491

LOSS PER SHARE					$(0.30)

CRYSTAL INTERNATIONAL TRAVEL GROUP, INC.
(Formerly Mobile Reach Rnternational, Inc.)
NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS FROM February 1, 2006 and for
the NINE MONTHS from AUGUST 1, 2005 TO APRIL 30, 2006
ORGANIZATION AND BASIS OF PRESENTATION:
The unaudited pro-forma consolidated balance sheet and consolidated income statements have been based on historical financial information, using generally accounting principles in the United States, of MRI for the three months from February 1, 2006 through April 30, 2006 and the nine months from August 1, 2005 through April 30, 2006, considering the effects of the reverse acquisition of MRI by Crystal was completed effective August 1, 2005 in the case of the pro-forma consolidated income statements, and effective April 30, 2006 in the case of the pro-forma consolidated balance sheet.
ASSUMPTION:
The number of shares used in the calculation of the pro-forma net loss per share data is based on the weighted average number of shares outstanding during the period adjusted to give effect to shares assumed to be issued, had the transactions referred to above been consummated August 1, 2005.
PRO-FORMA ADJUSMENTS:
1.

Adjust for expenses paid by
Crystal
on behalf of MRI.
2.

Record the reverse acquisition of MRI by
Crystal
and expense excess liabilities over assets on purchase.